UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________
FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): April 27, 2026
Curis, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-30347	04-3505116
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

128 Spring Street, Building C - Suite 500, Lexington, MA 02421
(Address of Principal Executive Offices) (Zip Code)
(617) 503-6500
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	CRIS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
As previously disclosed, on February 3, 2026, Curis, Inc. (the “Company”) became subject to a Discretionary Panel Monitor for a period of one-year pursuant to Listing Rule 5815(d)(4)(A). If, within the one-year monitoring period, the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) finds the Company again out of compliance with any of Nasdaq’s Listing Rules, notwithstanding Rule 5810(c)(2), the Company will not be permitted to provide the Staff with a plan of compliance with respect to that deficiency, and the Staff will not be permitted to grant additional time for the Company to regain compliance with respect to that deficiency, nor will the Company be afforded an applicable cure or compliance period pursuant to Rule 5810(c)(3). Instead, the Staff will issue a Delist Determination Letter, and the Company will have an opportunity to request a new hearing with the initial Nasdaq Hearings Panel (“Panel”) or a newly convened Panel if the initial Panel is unavailable. The Company will have the opportunity to respond/present to the Panel as provided by Listing Rule 5815(d)(4)(C).
On April 27, 2026, the Company received a Delist Determination Letter from the Staff notifying the Company that, for the last 30 consecutive business days, the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”), and the Company’s securities will be scheduled for delisting from the Nasdaq Capital Market and suspended at the opening of trading on May 6, 2026 unless the Company timely appeals the Staff’s delisting determination by requesting a hearing before the Panel by May 4, 2026. The Company intends to make a timely request for a new hearing with the initial Panel or a newly convened Panel if the initial Panel is unavailable, which will stay any further delisting actions. However, there can be no assurance that such appeal will be successful or that the Company will remain listed on Nasdaq.
Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including, without limitation, any statements with respect to the Company’s intent to appeal the Delist Determination Letter, ability to receive a hearing with any Hearings Panel or its ability to suspend or delay its delisting from Nasdaq. Forward-looking statements may contain the words "believes," "expects," "anticipates," "plans," "intends," "seeks," "estimates," "assumes," "predicts," "projects," "targets," "will," "may," "would," "could," "should," "continue," "potential," "focus," "strategy," "mission," or similar expressions. Actual results may differ materially from those indicated by such forward-looking statements. “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and in other filings that the Company periodically makes with the SEC. In addition, any forward-looking statements represent the views of the Company only as of the date of the Current Report on Form 8-K and should not be relied upon as representing the Company’s views as of any subsequent date. The Company disclaims any intention or obligation to update any of the forward-looking statements after the date of this Current Report on Form 8-K whether as a result of new information, future events or otherwise, except as may be required by law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curis, Inc.

Date:	May 1, 2026	By:	/s/ Diantha Duvall
Diantha Duvall
Chief Financial Officer